                                                                      EXHIBIT 21

            CORPORATIONS                        STATE OF ORGANIZATION
            ------------                        ---------------------
The Ames Company, Inc.                                 Oklahoma
Carmen Acquisition Corp.                               Oklahoma
Chesapeake Acquisition Corporation                     Oklahoma
Chesapeake Energy Louisiana Corporation                Oklahoma
Chesapeake Energy Marketing, Inc.                      Oklahoma
Chesapeake Mountain Front Corp.                        Oklahoma
Chesapeake Operating, Inc.                             Oklahoma
Chesapeake Royalty Company                             Oklahoma
CHK Acquisition, Inc.                                  Oklahoma
Gothic Energy Corporation                              Oklahoma
Gothic Production Corporation                          Oklahoma
Nomac Drilling Corporation                             Oklahoma
Sap Acquisition Corp.                                  Oklahoma

                PARTNERSHIPS

Chesapeake Exploration Limited Partnership             Oklahoma
Chesapeake Louisiana, L.P.                             Oklahoma
Chesapeake Panhandle Limited Partnership               Oklahoma
Chesapeake-Staghorn Acquisition L.P.                   Oklahoma